EXHIBIT 5.0
                                   LAW OFFICES
                            R U D D Y & M U I R, LLP
                          1825 I STREET, N.W. SUITE 400
FRANK S. RUDDY               WASHINGTON, D.C.  20006                  TELEFAX
J. DAPRAY MUIR                   (202) 835-0055                   (202) 337-6459
      OF COUNSEL
EUGENE P. KOPP
THOMAS P. GROSS


                                                  August 25, 2000


Securities and Exchange Commission
Washington, D.C.   20549

                                                     re:  Glint Corporation
Ladies and Gentlemen:

         Glint Corporation (the "Company") is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate powers to own its property and conduct its business, as such business is described in the prospectus. The Company is qualified to do business as a foreign corporation in good standing in every jurisdiction in which the ownership of property and the conduct of business requires such qualification.

         This opinion is given in connection with the registration with the Securities and Exchange Commission of a minimum of 100,000 Shares and a maximum of 1,000,000 Shares of Common Stock at a price of $.25 per Share, for sale in the company's proposed public offering.

         We have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form SB-2, pursuant to which such Shares are being registered and in so acting, we have examined the originals and copies of the corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed necessary in order to form the basis for the opinion hereafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion which have not been independently established, we have relied upon statements or certificates of officers or representatives of the Company.

         All of the Shares being registered are now authorized but unissued shares.

         Based upon the foregoing, we are of the opinion that the 100,000 to 1,000,000 Shares of common stock of the company being registered for sale by the company, when issued and sold pursuant to this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof.

         The undersigned hereby consents to the use of this opinion in connection with such Registration Statement and its inclusion as an exhibit accompanying such Registration Statement.

                                                              Very truly yours,
                                                              RUDDY & MUIR, LLP

                                                         by:  /s/ J. Dapray Muir
                                                         J. Dapray Muir, Partner